Consent of Independent Certified Public Accountants



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 7, 2002, relating to the financial statements of Black Lake, Inc., and the reference to our firm under the Caption "Experts" in the Prospectus.



                                   /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                   Lesley, Thomas, Schwarz & Postma, Inc.
                                   A Professional Accountancy Corporation
                                   Newport Beach, California